LEE ENTERPRISES, INCORPORATED
                     AND WHOLLY-OWNED SUBSIDIARIES

                EXHIBIT 21 - WHOLLY-OWNED SUBSIDIARIES
                       AND ASSOCIATED COMPANIES

                                                            Percentage
                                                             Of Voting
                                             State Of       Securities
                                           Incorporation      Owned

Lee Enterprises, Incorporated              Delaware           Parent
Lee Technical Systems, Inc.                Iowa                 100%
Lee Consolidated Holdings Co.              South Dakota         100%
KOIN-TV, Inc.                              Delaware             100%
NAPP Systems Inc.                          Iowa                 100%
New Mexico Broadcasting Company, Inc.      New Mexico           100%
Accudata, Inc.                             Iowa                 100%
Target Marketing Systems, Inc.             Iowa                 100%
Journal-Star Printing Co.                  Nebraska             100%
Madison Newspapers, Inc.                   Wisconsin             50%
SJL of Kansas Corp.                        Kansas               100%